ERNST & YOUNG       Ernst & Young LLP
                         5 Times Square
                         New York, New York  10036-6530
                         Phone: (212) 773-3000
                         www.ey.com

January 22, 2008



Robert F. Gunia
Treasurer
The Asia Pacific Fund, Inc.
c/o Prudential Investments LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


Dear Mr. Gunia:

This is to confirm that the client-auditor relationship between The Asia Pacific Fund, Inc. (Commission File Number
811-04710) and Ernst & Young LLP has ceased.

Very truly yours,

Ernst & Young LLP


Copy to:  PCAOB Letter File
          Office of the Chief Accountant
          Securities and Exchange Commission
          100 F Street, N.E.
          Washington, D.C.  20549-7561